Filed by Charles River Laboratories International, Inc.
pursuant to Rule 14a-12
of the Securities Exchange Act of 1934

Subject Company: Charles River Laboratories International, Inc.
(Commission File No.: 001-15943)

                                   [GRAPHIC]

                       Charles River and WuXi PharmaTech
                                   To Combine

                      Creating the First Fully Integrated,
                             Global Early-Stage CRO

                                 April 26, 2010

(Copyright) 2010 Charles River Laboratories International, Inc.

Speakers

                         James C. Foster                                          Dr. Ge Li
                    Chairman, President and CEO                                  Chairman and CEO
                     Charles River Laboratories                                WuXi PharmaTech

                       Thomas F. Ackerman                                         Edward Hu
                 Executive Vice President and CFO                               COO and Acting CFO
                    Charles River Laboratories                                   WuXi PharmaTech

Safe Harbor Statement

This document includes "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Charles River
Laboratories ("Charles River") and WuXi PharmaTech (Cayman) Inc ("WuXi"), and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the combination; 2) problems may arise in successfully integrating the businesses of the two companies; 3) the acquisition may involve unexpected costs; 4) the combined company may be unable to achieve cost synergies; 5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission
("SEC") reports filed or furnished by Charles River and WuXi.

In addition, these statements include the availability of funding for our customers and the impact of economic and market conditions on them generally, the anticipated strength of our balance sheet, the effects of our 2009 and 2010 cost-saving actions and other actions designed to manage expenses, operating costs and capital spending, and to streamline efficiency, and the ability of the Company to withstand the current market conditions. Forward-looking statements are based on Charles
River's current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate the businesses we acquire; the ability to successfully develop and commercialize SPC's technology platform; a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups;
contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form
10-K as filed on February 19, 2010, as well as other filings we make with the SEC.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River and WuXi. Charles
River and WuXi assume no obligation and expressly disclaim any duty to update information contained in this filing except as required by law.

Regulation G

This presentation includes discussion of non-GAAP financial measures. We believe that the inclusion of these non-GAAP financial measures provides useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the
Compan's performance. The non-GAAP financial measures included in this presentation are not meant to be considered superior to or a substitute for results of operations prepared in accordance with
GAAP. The company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. In accordance with Regulation G, you can find the comparable GAAP measures and reconciliations to those GAAP measures on our website at ir.criver.com.

Additional Information

This document may be deemed to be solicitation material in respect of the proposed combination of
Charles River and WuXi. In connection with the proposed transaction, Charles River will file a preliminary proxy statement and a definitive proxy statement with the SEC. The information contained in the preliminary filing will not be complete and may be changed. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the
SEC because they will contain important information. The definitive proxy statement will be mailed to the shareholders of Charles River seeking their approval of the proposed transaction.
Charles River's shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Charles River Laboratories, 251 Ballardvale
Street, Wilmington, MA 01887, Attention: General Counsel. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC's website,
www.sec.gov or shareholders may access copies of the documentation filed with the SEC by Charles
River and on Charles River's website at www.criver.com.

Charles River and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Charles River's directors and executive officers is available in
Charles River's proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 30, 2010. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Charles River shareholders in connection with the proposed transaction will be set forth in the preliminary proxy statement when it is filed with the
SEC.

This document does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. The Charles River shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Charles River intends to issue such Charles River shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.

Charles River to Acquire WuXi

o    Charles River signed a definitive agreement to acquire WuXi for ~$1.6B in cash and stock

o    Combination will create the first and premier early-stage contract research organization (CRO)

     o    Offering a full range of products and services from molecule creation to first-in-human testing

o    Charles River's expertise in in vivo biology and WuXi's expertise in chemistry combine to create a partner capable of supporting clients' early-stage drug development efforts as no other CRO can

     o    Providing that expertise in North America, Europe and China

o    Dramatically improves both companies' ability to meet client needs

o    Believe the two companies are an exceptional cultural fit

     o    Focused on clients and employees

o    Drives shareholder value through profitable growth

     Founded                           1947                         2000
     NYSE Ticker                       CRL                           WX
     2009 Sales (1)                   $1.2B                        $270M
     Employees (Dec. 909)             ~8,000                       ~4,200
     CEO                         James C. Foster                 Dr. Ge Li
                            Chairman, President and CEO     Founder, Chairman and CEO

     Core Capabilities

     Geographic Reach

6    1)Based on FY 2009 revenues.
     2)Virtually all WuXi revenues are from clients outside of China.

The New Corporate Profile

Company Name & HQ	Charles River Laboratories Wilmington, MA
Board Composition	10 Charles River / 3 WuXi ▪ Dr. Li joins Board
Pro forma Ownership	Charles River holders will own ~78% of the combined company
Chairman, President & CEO	James C. Foster
Corporate EVP & President, Global Discovery and China Services	Dr. Ge Li
Chief Financial Officer	Thomas F. Ackerman
Business Segment Management	Real Renaud – RMS Nancy Gillett – PCS Ge Li – DS
Combined Employees	~12,200

7

charles river

Strategic Rationale

                          Creates a fully integrated global early-stage CRO

                                  Drives profitable revenue growth

                              Compelling value proposition for clients

                         Leverages increasing strategic importance of China

                          Creates a fully integrated global early-stage CRO

o    Combines leaders in in vivo biology and chemistry

     o    Highly complementary portfolios with limited overlap

o    Creates fully integrated drug development portfolio from molecule creation to first-in-human testing

     o    With large footprint in critical Western and Chinese markets

o    Combined company offers biopharmaceutical companies more capabilities to support drug development

WuXi's Discovery-Focused Services

[graphic]

CRL's Preclinical-Focused Services

[graphic]

The New Charles River: Integrated Services

[graphic]

Diversified Portfolio

2009 Combined Sales*: $1.5B

Diversified Portfolio

Discovery Services	Research Models & Services	Preclinical Services
➢ A leader in discovery chemistry services ➢ A leading position in non-GLP efficacy testing ▪ DIS ➢ Developing position in chemistry-based manufacturing ▪ Research and commercial scale	➢ The market leader in research model production ➢ Largest number of most widely used models ▪ Disease-specific models ➢ A leading service provider with broad capabilities ▪ GEMS, RADS, CSS ➢ A leader in endotoxin detection ▪ Endosafe®-PTS™	➢ A leader in GLP safety assessment ▪ Both in Western markets and China ▪ Breadth and depth of specialty services is key competitive advantage ➢ A leader in worldwide biopharmaceutical services (BPS) ➢ Phase I clinic in U.S.

14

charles river

                                  Drives profitable revenue growth

o    WuXi provides opportunity to enhance revenue growth while expanding Charles River's margins

o    Discovery and Chemistry services

o    Fastest-growing business segment as pharmas increasingly choose to outsource

o    Significant growth opportunity for WuXi's new, downstream services

o    Service biology, DMPK/ADME, formulation, process research, bioanalytical chemistry, manufacturing

o    GLP safety assessment in China

o    Expands the development and scope of GLP capabilities in China

o    Manufacturing services

o    Emerging opportunity for active pharmaceutical ingredients (APIs) for clinical trial and commercial-scale manufacturing services in China

o    New business opportunities

o    Drives more business upstream and downstream with existing and prospective clients based on unprecedented scope of early-stage portfolio

o    Expanded portfolio drives market share gains

WuXi's Revenue Growth

[graphic]

WuXi's China Facilities

WuXi's U.S. Facilities

Combined with Charles River's biopharmaceutical testing facilities in the U.S. and
Germany, believe we will be the leading global provider of manufacturing support for biologics

o    Larger footprint with more capabilities enables clients to partner with one company from chemistry to man

o    More attractive partner for biopharmaceutical companies looking to gain more value from fewer service providers

o    Allows clients to utilize services in North America, Europe or China

o    Seamless transfer of therapeutics across the early-stage continuum helps reduce time and cost to bring a drug to market

o    Enables sponsors to make earlier "go/no-go" decisions

Enhancing Client Relationships

o    Focus on expanding existing client partnerships

o    Enhances solid, high-level relationships in the same companies

o    Strengthens relationships with those clients where one company is pre-eminent

o    Creates new opportunities with clients where both entities currently have minority share

o    Enables pull through for both companies' clients - upstream and downstream

o    Client retention driven by breadth of portfolio, high-quality science and exceptional service

Diverse Client Base

o    Client base composed of big pharma and biotech, small and mid-tier pharma and biotech, academic and government clients, CROs and agricultural and chemical manufacturers

o    Top 10 clients represent ~35% of combined sales

o    3 clients above 5% of sales

o    Largest client represents ~6% of sales

Non-Commercial 13%

Commercial 87%

Leverages increasing strategic importance of China

- Supportive of global pharmas who view China as the **new frontier** for drug development
- Pharmas are taking advantage of cost leverage by placing chemistry in China
  - Lower cost, highly skilled scientists with advanced degrees
- Emerging opportunities for chemistry, safety assessment and manufacturing services as clients advance development activities in China
  - Charles River gains largest early-stage provider in China
- Enables clients to choose where to place work
- Expect some proportion of safety assessment will migrate to China
  - Limited preclinical capacity in China will restrict the amount of work that can be done there for some time
    - More than 8M ft^2 in North America and Western Europe vs ~500k ft^2 of preclinical space in China

22

charles river

Diversified Revenue Base

North America 58%

Europe 22%

China 15%

Asia (ex. China) 5%

Expands CRL Scientific Leadership

o    Enhanced management team including:

o    Ge Li, PhD: Director, Corporate EVP and President, Global Discovery and China Services

o    Edward Hu: Corporate SVP and General Manager, Global Discovery and China Services

o    Shuhui Chen, PhD: Corporate SVP and General Manager, Chemistry Services

o    Suhan Tang, PhD: Corporate VP and General Manager, Manufacturing Services

o    Large, educated work force in China, augmented by returnees

o    Necessary knowledge transfer for capabilities not yet available in China

o    WuXi employs 2,900 scientists with advanced degrees, including 2,000 chemists

o    One of the largest global employers of chemists in the pharmaceutical industry

Shared Corporate Culture

o     Dedication to exceeding customer expectations

o     Shared mission to accelerate our clients' drug development efforts

o     Scientific expertise

o     Employee-centric

o     Focus on market leadership

o     Commitment to building shareholder value

Comments from Dr. Li

o    Transformational transaction which creates the leading early-stage CRO

o    Combination of chemistry and in vivo biology

o    Provides a larger services platform to support our clients' research and development efforts ?
     Enables pull-through for both companies, upstream and downstream

o    Provides access for global pharmas to services in China

o    Clients can choose where to place work

o    Larger footprint with big pharma clients

o    Strategically more important to their drug development efforts

o    Access to Charles River's 200-person global sales force supports expansion of WuXi's business globally

o    Opportunities with mid-tier pharma and 3,500 academic accounts

Unique Opportunity

o    Combines leaders in in vivo biology and chemistry

o    Larger footprint with more capabilities enables clients to partner with one company from chemistry to man

o    Supportive of global pharmas who view China as the new frontier for drug development

o    Dramatically improves both companies' ability to meet client needs

o    Expands management team and scientific leadership

o    WuXi provides opportunity to drive revenue growth while expanding Charles River's margins

                     Creates the only fully integrated, global early--stage CRO

TRANSACTION SUMMARY

Transaction Summary

Purchase price	➢ $1.6B, including the assumption of WuXi's debt and cash
Consideration per share	➢ $21.25 total per ADS subject to collar (below) • $11.25 in cash (~53%) plus • $10.00 of CRL common stock (~47%) determined by exchange ratio
Exchange Ratio	➢ $10.00 divided by 20-day weighted average closing price prior to closing subject to collar (below)
Collar	➢ At Charles River's stock price of $37.1486 or below, exchange ratio is fixed at 0.2692; at a price of $43.1726 or above, exchange ratio is fixed at 0.2316
Premium	➢ 28% based on WuXi's 04/23/2010 closing price of $16.57 ➢ 38% based on 30-day average closing price of $15.45
Expected closing	➢ By 4Q10, subject to approval by each company's shareholders and the satisfaction of customary closing conditions and regulatory approvals
Ownership	➢ Approximately 78% Charles River/ 22% WuXi pro forma ownership
Tax Treatment	➢ Taxable exchange under U.S. tax law

29

charles river

Financial Benefits

EPS Impact*

Annual Synergies

Free Cash Flow

o    Expected to be neutral to slightly accretive to non-GAAP EPS in 2011 and increasingly accretive thereafter

o    Expect to generate $20M in annualized synergies beginning in 2011

o    Public company costs

o    Corporate G and A

o    Refinement of certain operating units

o    Significant opportunity for revenue synergies

o    Strong cash generation

* Items excluded from non-GAAP EPS consist of all deal-related costs including repatriation impact.

Strong Combined(1) Financial Profile

                                                 FY DECEMBER 2009
                         -----------------------------------------------------------------------
                             CRL                    WUXI(2)               COMBINED(3)
                         -----------------------------------------------------------------------
  Sales                   $1,203                     $270                  $1,473
  Non-GAAP OI(4)            $225                      $55                    $280
       Margin                19%                      20%                     19%

1)   "Combined" financial information is presented as a supplementary non-GAAP financial measure, and is not intended to be superior to or a substitute for any financial measure prepared in accordance with GAAP. Furthermore, "combined" financial information is not equivalent to pro forma financial information as may be included in any proxy statement Charles River will file with the SEC in connection with this transaction. For example, combined financial information does not give effect to adjustments likely to be found in pro forma financial information such as increased amortization and depreciation.

2)   Includes stock-based compensation.

3)   Excludes any potential synergies due to combination.

4)   Excludes amortization of intangibles and non-recurring items.

Strong Combined(1) Financial Profile

                                                  FY DECEMBER 2010
                        -------------------------------------------------------------------
                                CRL                  WUXI(2)                 COMBINED(3)
                        -------------------------------------------------------------------
   Sales                  $1,200-$1,240              $310-$320              $1,510-$1,560
   Non-GAAP OI(4)             $210-$225                $53-$60                  $263-$285

1)   "Combined" financial information is presented as a supplementary non-GAAP financial measure, and is not intended to be superior to or a substitute for any financial measure prepared in accordance with GAAP. Furthermore, "combined" financial information is not equivalent to pro forma financial information as may be included in any proxy statement Charles River will file with the SEC in connection with this transaction. For example, combined financial information does not give effect to adjustments likely to be found in pro forma financial information such as increased amortization and depreciation.

2)   Includes an estimate of stock-based compensation.

3)   Excludes any potential synergies due to combination.

4)   Excludes amortization of intangibles and deal-related costs.

Transaction Financing

  Sources ($mm)

  New equity                                         $755
  Balance sheet cash and new debt                   1,137
  Total sources                                    $1,892

---------------------------------------------------------
  Uses ($mm)
---------------------------------------------------------
  Equity purchase price                            $1,604
  Debt refinancing(1)                                 221
  Fees and other                                       67
  Total uses                                       $1,892

---------------------------------------------------------
  Adjusted combined(2) leverage                      3.3x
---------------------------------------------------------

                              Committed financing will be provided by

                                        J..P.. Morgan Chase

                                                 and

                                          Bank of America/
                                            Merrill Lynch

(1)  Debt refinancing includes all WuXi outstanding debt and Charles River bank debt of $190mm

(2)  "Combined" financial information is presented as a supplementary non-GAAP financial measure, and is not intended to be superior to or a substitute for any financial measure prepared in accordance with GAAP. Furthermore, "combined" financial information is not equivalent to pro forma financial information as may be included in any proxy statement Charles River will file with the SEC in connection with this transaction. For example, combined financial information does not give effect to adjustments likely to be found in pro forma financial information such as increased amortization and depreciation.

CRL 1Q10 RESULTS

CRL 1Q10 Net Sales

       ($ in millions)      1Q10             1Q09             % change        FX          % change
       ----------------
       RMS                  $172.2          $161.5            6.6%          2.9%              3.7%
       PCS                  $125.1          $140.0           (10.6)%        3.9%           (14.5)%
                       --------------------------------
       Net sales            $297.3          $301.5           (1.4)%         3.4%            (4.8)%

   >> Sales up slightly from 4Q09

CRL 1Q10 Operating Margin/EPS

($ in millions)	1Q10	1Q09	%Δ
Operating margin	9.9%	13.2%	(330)bps
Non-GAAP OM%	14.8%	18.8%	(400)bps
EPS	$0.26	$0.38	(31.6)%
Non-GAAP EPS	$0.45	$0.58	(22.4)%

- Operating margin and EPS decline driven by lower sales volume, resumption of incentive compensation programs for 2010 and higher ERP costs, as anticipated
  - Partially offset by benefit of cost-saving actions
- Non-GAAP EPS was in line with our prior expectations of a ~10% decline vs. 4Q09

36

See website for reconciliations of Non-GAAP to GAAP results.

charles river

RMS: 1Q10 Results

   ($ in millions)      1Q10        1Q09      change      4Q09      change
   Net sales           $172.2      $161.5       6.6%     $169.4      1.6%
   Operating margin     29.0%      29.4%     (30)bps       28.8%     30bps
   Non-GAAP OM          30.4%      31.6%     (110)bps      30.1%     40bps

o    RMS sales growth driven by acquisitions of Piedmont and Cerebricon and foreign exchange benefit

o    Operating margin decline resulted from higher compensation and IT costs

37   See website for reconciliations of Non-GAAP to GAAP results.

PCS: 1Q10 Results

   ($ in millions)       1Q10        1Q09          change        4Q09        change
   Net sales            $125.1      $140.0          (10.6)%     $125.9       (0.6)%
   Operating margin     (0.2)%       7.5%         (770)bps       0.2%        (40)bps
   Non-GAAP OM           9.3%       15.5%         (620)bps      10.5%       (120)bps

o    Flat sequential sales indicate plateauing of preclinical demand and impact of stable but lower-than-historical prices

o    Year-over-year margin decline resulted primarily from lower sales

o    Sequential margin decline resulted from higher compensation costs

38   See website for reconciliations of Non-GAAP to GAAP results.

CRL Q2 Commentary

o    Continue to view 2Q10 as the beginning of improved demand for preclinical services

o    More robust inquiry levels, though not yet translated to sustained bookings and backlog due to normal lag in the selling cycle

o    Significant percentage of revenue booked for 2Q

o    Demonstrates that clients are starting to reinvigorate the late discovery and early development pipelines

o    Expect 2Q10 sales to increase 2-3% as PCS sales improve

o    Expect non-GAAP EPS to increase 8-10% sequentially due to sales leverage on our fixed cost base

39   See website for reconciliations of Non-GAAP to GAAP results.

APPENDIX

Glossary of Terms

o    Advanced intermediate: An ingredient of a pharmaceutical created at an advanced stage of manufacturing but prior to API.

o    Analytical development: Development and validation of methods of analyzing APIs and formulated products for properties such as potency, purity, solubility, and stability.

o    API (active pharmaceutical ingredient): the finished portion of a pharmaceutical that has intended biological activity.

o    Assay: A test of biological activity.

o    Bioanalytical chemistry: Analysis of blood samples from clinical trials, such as for pharmacokinetics.

o    Clinical testing: The third of three stages of drug development, where compounds are tested for efficacy and safety in humans.

o    Discovery biology/Service biology: Development and use of biological assays to test compounds for activity.

o    Discovery stage: The first of three stages of drug development, where biological targets are identified and validated and compounds are synthesized and screened against biological assays to identify hits, leads, and optimized leads.

o    DMPK/ADME (distribution, metabolism, and pharmacokinetics/absorption, distribution, metabolism, and excretion): preclinical testing of the interaction of a compound and the human body.

o    Fee for service: A type of contract where billing is based on delivery of a specific product or service at a predetermined price.

o    Formulation: Creation of a form of a drug for administration into the body.

Glossary of Terms

o    Full time equivalent: A type of contract where services are billed according to an employee�s time and effort rather than for shipment of a specific deliverable.

o    GLP (good laboratory practice): A standard of laboratory practice characterized by a high quality of equipment, training, and documentation of procedures.

o    GMP, cGMP (good manufacturing practice, current good manufacturing practice): A standard of manufacturing practice characterized by a high quality of equipment, training, and documentation of procedures.

o    High-throughput compound screening: Rapid testing of many compounds, such as using robotics, to measure biological activity.

o    Hit: A compound that has demonstrated biological activity during screening with an assay.

o    Integrated services: Services that join seamlessly, thereby saving the customer time and money.

o    In vitro: In a test tube or similar laboratory receptacle.

o    In vivo: In a living organism, such as a research model or human being.

o    Lead: A hit that has been enhanced and nominated for preclinical development.

o    Lead optimization: Refinement of a molecule to further enhance its performance.

o    Medicinal chemistry: An iterative process involving biologists and chemists where a biologically active molecule is modified to enhance its efficacy, safety, or other parameters.

o    Pharmacodynamics: the study of the effects of a drug on the human body.

o    Pharmacokinetics: the study of the effects of the human body on a drug.

Glossary of Terms

o    Phase 1 clinical trial: The stage of clinical testing where compounds are tested primarily for safety in small numbers of healthy patients.

o    Phase 2 clinical trial: The stage of clinical testing where compounds are tested, often in a range of doses, for efficacy and safety in small numbers of patients with a particular disease.

o    Phase 3 clinical trial: The stage of clinical testing where compounds are tested for efficacy and safety in large numbers of patients with a particular disease for the purpose of preparing a regulatory filing necessary for approval and marketing. ? Phase 4 clinical trial: The stage of clinical testing where compounds continue to be tested after they have been approved and marketed.

o    Preclinical stage: The second of three stages of drug development in which a lead compound is further characterized for the purpose of preparing a regulatory filing necessary to begin human clinical trials.

o    Process chemistry and scale-up: Development of processes for manufacturing a compound at scale.

o    Purification: The process after compound synthesis involving removal of unwanted impurities from the sample of a compound.

o    Safety pharmacology: The in vitro or in vivo study of potentially harmful pharmacodynamic effects of a drug.

o    Synthetic chemistry: The process of creating molecules from essential building blocks.

o    Toxicology: Testing compounds for safety, such as in research models.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended		
	March 27, 2010	March 28, 2009	December 26, 2009
Research Models and Services			
Net sales	$ 172,205	$ 161,490	$ 169,444
Operating income	49,984	47,444	48,880
Operating income as a % of net sales	29.0%	29.4%	28.8%
Add back:			
Amortization related to acquisitions	2,400	887	1,320
Severance	-	2,709	383
Impairment and other charges (2)	-	-	357
Operating income, excluding specified charges (Non-GAAP)	$ 52,384	$ 51,040	$ 50,940
Non-GAAP operating income as a % of net sales	30.4%	31.6%	30.1%
Preclinical Services			
Net sales	$ 125,140	$ 140,036	$ 125,937
Operating income	(263)	10,546	201
Operating income as a % of net sales	(0.2)%	7.5%	0.2%
Add back:			
Amortization related to acquisitions	4,773	5,261	5,771
Severance	2,656	2,776	4,991
Impairment and other charges (2)	986	1,527	1,402
Operating losses for PCS Arkansas, PCS Massachusetts and Phase 1 Scotland	3,471	1,543	808
Gain on sale of UK real estate	-	-	(12)
Operating income, excluding specified charges (Non-GAAP)	$ 11,623	$ 21,653	$ 13,161
Non-GAAP operating income as a % of net sales	9.3%	15.5%	10.5%
Unallocated Corporate Overhead	$ (20,219)	$ (18,097)	$ (17,157)
Add back:			
Severance	16	1,648	-
Impairment and other charges (2)	-	97	4
Costs associated with the evaluation of acquisitions	117	229	1,830
Convertible debt accounting (3)	53	44	54
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$ (20,033)	$ (16,079)	$ (15,269)
Total			
Net sales	$ 297,345	$ 301,526	$ 295,381
Operating income	29,502	39,893	31,924
Operating income as a % of net sales	9.9%	13.2%	10.8%
Add back:			
Amortization related to acquisitions	7,173	6,148	7,091
Severance	2,672	7,133	5,374
Impairment and other charges (2)	986	1,624	1,763
Operating losses for PCS Arkansas, PCS Massachusetts and Phase 1 Scotland	3,471	1,543	808
Costs associated with the evaluation of acquisitions	117	229	1,830
Gain on sale of UK real estate	-	-	(12)
Convertible debt accounting (3)	53	44	54
Operating income, excluding specified charges (Non-GAAP)	$ 43,974	$ 56,614	$ 48,832
Non-GAAP operating income as a % of net sales	14.8%	18.8%	16.5%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company's performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) For the three months ended March 27, 2010, these items were primarily related to asset impairments associated with our PCS Arkansas facility. For the three months ended March 28, 2009, these items were primarily related to an asset impairment due to the subsequent sale of our clinical Phase I business in Scotland, as well as additional miscellaneous costs. For the three months ended December 26, 2009, these items were primarily related to asset impairments associated with certain of the Company's RMS and PCS facilities.

(3) This item includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense.

44

charles river

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended March 27, 2010	Three Months Ended March 28, 2009
Net income attributable to common shareholders	$ 17,382	$ 25,405
Add back:		
Amortization related to acquisitions	7,173	6,148
Severance	2,672	7,133
Impairment and other charges (2)	986	1,624
Operating losses for PCS Arkansas, PCS Massachusetts and Phase 1 Scotland	3,471	1,543
Costs associated with the evaluation of acquisitions	117	229
Convertible debt accounting, net (3)	3,116	2,397
Tax effect	(5,578)	(6,289)
Net income, excluding specified charges (Non-GAAP)	$ 29,339	$ 38,190
Weighted average shares outstanding - Basic	65,124,451	65,889,835
Effect of dilutive securities:		
2.25% senior convertible debentures	-	-
Stock options and contingently issued restricted stock	700,211	126,896
Warrants	-	3,351
Weighted average shares outstanding - Diluted	65,824,662	66,020,082
Basic earnings per share	$ 0.27	$ 0.39
Diluted earnings per share	$ 0.26	$ 0.38
Basic earnings per share, excluding specified charges (Non-GAAP)	$ 0.45	$ 0.58
Diluted earnings per share, excluding specified charges (Non-GAAP)	$ 0.45	$ 0.58

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company's performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) For the three months ended March 27, 2010, these items were primarily related to asset impairments associated with our PCS Arkansas facility. For the three months ended March 28, 2009, these items were primarily related to an asset impairment due to the subsequent sale of our clinical Phase I business in Scotland, as well as additional miscellaneous costs.

(3) This item includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,063 and depreciation expense by $53 for the three months ended March 27, 2010, and increased interest expense by $2,860, capitalized interest by $507 and depreciation expense by $44 for the three months ended March 28, 2009.

45

charles river

Accelerating Drug Development. Exactly.

                                                CRL
                                               LISTED
                                                NYSE

(Copyright) 2010 Charles River Laboratories International, Inc.